United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2005

ISORAY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-14247	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 8.01 Other Events

On November 3, 2005, the Company issued a press release announcing the commencement of quotations for its common stock on the OTC Bulletin Board and its subsidiary's nomination by the Pacific Northwest National Laboratory for a Federal Laboratory Consortium Award for Excellence in Technology Transfer. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

ITEM 9.01 Exhibits

(c)	Exhibits

99.1	Press release of IsoRay, Inc. dated November 3, 2005.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IsoRay, Inc., a Minnesota corporation

Dated: November 3, 2005	By:	/s/ Roger E. Girard
Roger E. Girard, CEO